CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 333-102295 of the Everlake Financial Advisors Separate Account I (the “Account”) on Form N-4 of our report dated April 8, 2022, relating to the financial statements and financial highlights of each of the Sub-Accounts comprising the Account appearing in Form N-VPFS of the Account for the year ended December 31, 2021 and to the incorporation by reference of our report dated March 29, 2022 relating to the financial statements and financial statement schedules of Everlake Life Insurance Company and subsidiaries appearing in Form N-VPFS of Everlake Life Variable Life Separate Account A for the year ended December 31, 2021.
We also consent to the reference to us under the headings “Financial Statements” and “Other Service Providers” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 15, 2022